Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "QKL STORES INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 2014, AT 3:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2109379 8100

141306435

AUTHENTICATION: 1791615

DATE: 10-20-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:40 PM 10/17/2014
FILED 03:15 PM 10/17/2014
SRV 141306435 - 2109379 FILE

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
QKL STORES INC.

QKL Stores Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

First: The Board of Directors of the Company (the "Board"), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Company to reduce the number of authorized shares from 200,000,000 shares to 6,000,000 shares and to file this Certificate of Amendment:

> Article IV(a) of the Certificate of Incorporation of the Company is hereby deleted in its entirety and amended and restated as follows:
>
> > (a) The total number of shares which the Corporation shall have the authority to issue is 6,000,000, consisting of 5,000,000 shares of Common Stock, par value $.001 per share (hereinafter called the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01per share, (hereinafter called the "Preferred Stock").

Second: That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given Written Consent to the aforesaid amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said QKL Stores Inc, has caused this certificate to be signed by Zhuangyi Wang, its Chief Executive Officer, this 17th day of October, 2014.

QKL STORES INC.
By: By: /s/Zhuangyi Wang
Name: Zhuangyi Wang
Title: Chief Executive Officer